UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2007

Keane, Inc.

(Exact name of registrant as specified in charter)

Massachusetts	001-7516	04-2437166
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

100 City Square, Boston, Massachusetts		02129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 241-9200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed, Keane, Inc. (“Keane”) has entered into an Agreement and Plan of Merger dated February 6, 2007 by and among Keane, Caritor, Inc. (“Caritor”) and Renaissance Acquisition Corp., a wholly owned subsidiary of Caritor, providing for the acquisition of Keane by Caritor.

On February 14, 2007, a purported Keane shareholder, Henry C. Blaufox, filed a derivative and class action against Keane in the United States District Court for the District of Massachusetts (the “Blaufox Suit”).  The suit, which names Keane as a nominal defendant, seeks to bring derivative and direct claims on behalf of Keane and a class of Keane’s shareholders, against certain of Keane’s present and former directors and executive officers.  The suit purports to bring claims for monetary and equitable relief under the federal securities laws and state law, allegedly arising out of Keane’s past stock option practices and the recently announced proposed acquisition of Keane by Caritor.

On February 15, 2007, Keane learned of a second purported class action suit filed in Massachusetts Superior Court on February 13, 2007 by Susan Nichols, naming Keane and certain current and former directors as defendants (the “Nichols Suit”).  Like the Blaufox Suit, the complaint alleges that Keane’s directors breached fiduciary duties in connection with the recently announced proposed acquisition of Keane by Caritor.  The plaintiff in the Nichols Suit seeks monetary and equitable relief.

Keane and its directors and officers intend to review the allegations of both suits and respond when it is appropriate.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Keane plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the proposed acquisition of Keane by Caritor.  The Proxy Statement will contain important information about Keane, the merger and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Keane through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Keane by contacting Larry Vale at 617-517-1290.

Keane, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Keane’s stockholders with respect to the transactions contemplated by the merger agreement.  Information regarding Keane’s directors and executive officers is contained in Keane’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated April 6, 2006 for its 2006 Annual Meeting of Stockholders, which are filed with the SEC, as well as Keane’s Current Reports on Form 8-K filed with the SEC on January 1, 2006, March 29, 2006, June 23, 2006, October 23, 2006 and January 25, 2007.  As of January 31, 2007, Keane’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 11.6 million shares, or 19%, of Keane’s common stock.  You can obtain free copies of these documents from Keane using the contact information set forth above.  Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE, INC.

Date: February 16, 2007	By:	/s/ John J. Leahy
John J. Leahy
Executive Vice President of Finance and
Administration and Chief Financial Officer